EXHIBIT 19

        EXTENSION OF TERM OF NOTES UNDER MASTER LINE OF CREDIT AGREEMENT


     This Extension of Term of Notes under Master Line of Credit Agreement (this "Agreement") is made and entered into as of February 14, 2002 (the "Effective Date") by and between Mendocino Brewing Company, Inc., a California corporation ("Borrower"), and United Breweries of America, Inc., a Delaware corporation ("Lender").

                                    RECITALS

     A. Borrower and Lender entered into a Master Line of Credit Agreement dated August 31, 1999 (the Master Line of Credit Agreement, together with all amendments thereto shall hereinafter be referred to, collectively, as the "Master Agreement"), which provides that on the terms and conditions contained therein, Lender would make available to Borrower a credit facility in the principal amount of $800,000.

     B. The Master Agreement was subsequently amended on April 28, 2000, and February 12, 2001, to increase the principal amount available under the credit facility to an aggregate of $1,600,000.

     C. Pursuant to the Master Agreement, Borrower made thirteen (13) promissory notes in favor of Lender as listed on Exhibit A (collectively, the "Notes").

     D. Subject to the terms and conditions of this Agreement, the parties wish to (i) confirm the extension of the terms of certain of the Notes, and (ii) extend the terms of certain of the Notes.

     E. Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower and Lender agree as follows:

     1. Extension of Term. The Notes provide that Lender has the right, at any time on or after the respective maturity dates of the Notes, to convert the Notes into shares of Borrower's common stock. However, Section 3 of the Notes provides that in the event that Lender has not converted the entire principal amount of any Note on or before its respective maturity date, Lender has the right to extend the term of such Note for a period of time mutually agreed upon between Lender and Borrower. Borrower and Lender had previously agreed to extend the term of each of the Notes itemized Nos. 1 through 8 on Exhibit A, effective as of the maturity date of each respective Note, for an indefinite period of time pending the Borrower's and Lender's discussions regarding conversion of the Notes; this Agreement hereby confirms that agreement. The parties hereby modify their previous agreement and agree to extend the term of each of the Notes itemized Nos. 1 through 12 on Exhibit A, effective as of the maturity date of each respective Note, for a period of time ending on August 15, 2002.


                              Exhibit 19 - page 1

     2. Capitalization of Interest. The Notes provide that the accrued interest thereon shall be paid to Lender quarterly on the first day of the months of April, July, October, and January. Borrower and Lender hereby agree that the interest which accrues on the Notes during each such quarterly period may, upon the mutual agreement of the parties, be capitalized and treated as principal for the purposes of repayment and/or conversion.

     3. Attorneys' Fees. In any legal action between Borrower and Lender, the prevailing party in such legal action shall be entitled to recover for the fees and expenses of its attorneys in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based on an assessment of which party's major arguments or positions taken in the proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision.

     4. Notices. All notices and demands which are required or permitted to be given hereunder shall be in writing and shall either be personally delivered or transmitted by United States mail, certified or registered, postage prepaid, return receipt requested, as elected by the party giving such notice or demand as follows:

                  To Borrower:     Mendocino Brewing Company, Inc.
                                   13351 Highway 101 South
                                   Hopland, California 95449

                  To Lender:       United Breweries of America, Inc.
                                   Three Harbor Drive, Suite 115
                                   Sausalito, California 94965

All notices shall be deemed to have been given as of the date of personal delivery or three (1) business days after the date of mailing, whichever is applicable. Either party hereto may change its address by giving notice as stated above to the other party.

     5. Representations.

          5.1 Borrower represents and warrants to Lender that: (i) Borrower has the full power and authority to enter into and perform this Agreement; (ii) the extension of the terms of the Notes contemplated in this Agreement does not conflict with or constitute a material breach of, or constitute a default under, any contract, agreement or other instrument by which Borrower is a party or by which it is bound; and (iii) no consent from any third party is required to effectuate the transactions contemplated hereunder. Borrower hereby agrees to indemnify and hold harmless Lender from any loss, damages, claims, causes of action that arises out of or from Borrower's breach of this Section 7.

          5.2 Lender represents and warrants to Borrower that: (i) Lender has the full power and authority to enter into and perform this Agreement; (ii) the extension of the terms of the Notes contemplated in this Agreement does not conflict with or constitute a material breach of, or constitute a default under, any contract, agreement or other instrument by which Lender is a party or by which it is bound; and (iii) no consent from any governmental entity is required to effectuate the transactions contemplated hereunder. Lender hereby agrees to indemnify and hold


                              Exhibit 19 - page 2
     harmless Borrower from any loss, damages, claims, causes of action that arises out of or from Lender's breach of this Section 7.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles of that or any other jurisdiction.

     7. Assignment; Successors and Assigns. Neither party shall have the right or ability to assign, transfer, or subcontract this Agreement without the written consent of the other party. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns.

     8.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all taken together shall constitute one and the same instrument.

     9. Miscellaneous. This Agreement, in connection with the Master Agreement and the Notes, contains all of the agreements, conditions, promises and covenants between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations or understandings with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or otherwise changed in any respect except by written agreement signed by authorized representatives on behalf of Borrower and Lender. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforce ability of the remaining provisions contained herein shall not in any way be affected or impaired.

     IN WITNESS WHEREOF, duly executed representatives of each of the parties hereto have executed and delivered this Agreement as of the Effective Date.

Borrower:                                             Lender:

MENDOCINO BREWING COMPANY, INC.,             UNITED BREWERIES OF AMERICA, INC.,
a California corporation                     a Delaware corporation


By: /s/ N. Mahadevan                         By: /s/ Anil Pisharody
   -------------------------                    -------------------------
Name: N. Mahadevan                           Name: Anil Pisharody
     -----------------------                      -----------------------
Title: Secretary                             Title: Secretary
      ----------------------                       ----------------------


                              Exhibit 19 - page 3

                                    Exhibit A

Note No.

     1. Convertible Note dated September 7, 1999, in the principal amount of $280,064.88, maturity date March 6, 2001.

     2. Convertible Note dated October 21, 1999, in the principal amount of $25,000, maturity date April 20, 2001.

     3. Convertible Note dated November 12, 1999, in the principal amount of $100,000, maturity date May 11, 2001.

     4. Convertible Note dated December 17, 1999, in the principal amount of $150,000, maturity date June 16, 2001.

     5. Convertible Note dated December 31, 1999, in the principal amount of $10,062, maturity date June 30, 2001.

     6. Convertible Note dated February 15, 2000, in the principal amount of $100,000, maturity date August 15, 2001.

     7. Convertible Note dated February 16, 2000, in the principal amount of $50,000, maturity date August 16, 2001.

     8. Convertible Note dated April 28, 2000, in the principal amount of $151,317.59, maturity date October 27, 2001.

     9. Convertible Note dated September 11, 2000, in the principal amount of $300,000, maturity date March 10, 2002.

     10. Convertible Note dated September 30, 2000, in the principal amount of $19,938, maturity date March 29, 2002.

     11. Convertible Note dated December 31, 2000, in the principal amount of $5,031, maturity date July 1, 2002.

     12. Convertible Note dated February 12, 2001, in the principal amount of $317,677.94, maturity date August 11, 2002.

     13. Convertible Note dated July 1, 2001, in the principal amount of $6,279.54, maturity date December 31, 2002.